Exhibit 99.1

Heska Corporation
Jon Aagaard
Investor Relations
970.619.3033
investorrelations@heska.com

Heska Corporation Elects Robert L. Antin to Board of Directors

LOVELAND, CO, November 18, 2020 -- Heska Corporation (NASDAQ: HSKA; “Heska” or “Company”), a leading global provider of advanced veterinary diagnostic and specialty products, appointed Robert L. Antin, the Founder of VCA Antech, Inc., to the Company’s Board of Directors (the “Board”), effective November 17, 2020.

Mr. Antin was a founder of VCA Antech, Inc. (“VCA”), a publicly traded national animal healthcare company (NASDAQ: WOOF) that provides veterinary services, diagnostic testing and various medical technology products and related services to the veterinary market. Mr. Antin has served as a Director, Chief Executive Officer and President at VCA since its inception in 1986. From September 1983 to 1985, Mr. Antin was President, Chief Executive Officer, a Director and co-founder of AlternaCare Corp., a publicly held company that owned, operated and developed freestanding out-patient surgical centers. From July 1978 until September 1983, Mr. Antin was an officer of American Medical International, Inc., an owner and operator of health care facilities. Mr. Antin received his Bachelor’s degree from the State University of New York at Cortland and his MBA with a certification in hospital and health administration from Cornell University.

“I have known and admired Bob for over twenty years,” said Kevin Wilson, the Company’s Chief Executive Officer and President. “I can think of nobody more central and impactful to the growth of pet healthcare than Bob Antin. Bob is the key figure in launching much of our industry, having manifested the vision, liquidity, scale, and execution to build the veterinary hospital, specialty hospital, and central reference laboratory businesses that today lead and largely define a great deal of our industry. As Heska continues to grow rapidly and to solidify its central role in the global pet healthcare industry, we are made much stronger with Bob’s addition to our team.”

“The admiration is mutual,” commented Mr. Antin. “I have long respected Heska. The Company’s uncanny ability to grow in such a competitive market is unique and compelling. I look forward to working closely with Heska management and the Company’s strong team of Directors to continue this trend and forge new inroads for the betterment of Heska’s shareholders and the veterinary health landscape.”

About Heska
Heska Corporation (NASDAQ: HSKA) manufactures, develops and sells advanced veterinary diagnostic and specialty healthcare products through its two business segments: North America and International. Both segments include Point of Care Lab testing instruments and consumables, digital imaging products, software and services, data services, allergy testing and immunotherapy, and single-use offerings such as in-clinic diagnostic tests and heartworm preventive products. The North America segment also includes private label vaccine and pharmaceutical production under third-party agreements and channels, primarily for herd animal health.

Note Regarding Forward-Looking Statements
This news release contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “expects,” “may,” “anticipates,” “intends,” “would,” “will,” “plans,” “believes,” “estimates,” “should,” “project,” and similar words and expressions. These forward-looking statements are intended to provide our current expectation or forecasts of future events; are based on current estimates, projections, beliefs, and assumptions; and are not guarantees of future performance. Actual events or results may differ materially from those described in the forward-looking statements, as well as a number of assumptions concerning future events. These statements are subject to risks, uncertainties, assumptions and other important factors. Readers are cautioned not to put undue reliance on such forward-looking statements because actual results may vary materially from those expressed or implied. The reports filed by Heska pursuant to United States securities laws contain discussions of these risks and uncertainties. Heska assumes no obligation to, and expressly disclaims any obligation to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are advised to review Heska’s filings with the United States Securities and Exchange Commission (which are available from the SEC’s EDGAR database at www.sec.gov and via Heska’s website at www.heska.com).